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                                      EXHIBIT 23

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Access Anytime Bancorp, Inc. on Form S-8 (file numbers 333-28217 and 333-28215) of our report dated February 10, 1998, on our audits of the consolidated financial statements of Access Anytime Bancorp, Inc. and Subsidiary as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-KSB.

                                     Robinson Burdette Martin & Cowan, L.L.P.

Lubbock, Texas
March 27, 1998